UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 29, 2015
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On June 29, 2015, Glenn Fusfield, President and Chief Operating Officer of the Steiner Transocean Limited subsidiary (the “Company”) of Steiner Leisure Limited, entered into an amendment (the “Amendment”) to his employment agreement with the Company, providing for revised parameters for the annual incentive bonus formula for Mr. Fusfield. The new parameters are as follows: Mr. Fusfield shall be eligible each year to receive an incentive bonus ranging from 37.5% to 150% of his then current base salary, with a specified target incentive bonus equal to 75% of his then current base salary.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.36(a) and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.36(a)	Amendment No. 1 to Employment Agreement between Steiner Transocean Limited and Glenn Fusfield

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 30, 2015	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer